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                                  SCHEDULE 14A
                                (RULE 14A - 101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant  [X]
Filed by a party other than the registrant   [ ]

Check the appropriate box:
[ ] Preliminary proxy statement      [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         PERFORMANCE FOOD GROUP COMPANY
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transactions applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)      Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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         [ ] Fee paid previously with preliminary materials:

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         [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

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         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing Party:

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         (4)      Date Filed:

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                                     [LOGO]



                         SUPPLEMENT DATED APRIL 13, 2001
                     TO PROXY STATEMENT DATED APRIL 6, 2001

         This supplement is being furnished to shareholders of Performance Food Group Company (the "Company") in connection with their consideration of the matters to be acted upon at the 2001 Annual Meeting of Shareholders as set forth in the Company's proxy statement dated April 6, 2001.

TWO-FOR-ONE STOCK SPLIT; IMPACT ON PROPOSALS

         On April 11, 2001, the Board of Directors of the Company declared a two-for-one stock split in the form of a 100% stock dividend, payable on April 30, 2001 to shareholders of record on April 23, 2001.

         Proposal 4: Charter Amendment to Increase Authorized Shares. The Company is seeking approval of an amendment to its Restated Charter increasing the number of authorized shares of common stock from 50,000,000 to 100,000,000. The stock split is not dependent on approval by the Company's shareholders of this proposal. Following the stock split, based on the number of shares outstanding on the record date, there would be 35,673,252 shares of the Company's common stock issued and outstanding, 2,872,982 shares subject to options awarded under the 1993 Employee Stock Incentive Plan, 149,500 shares subject to options awarded under the Outside Directors' Plan and 185,242 shares subject to options awarded under the 1989 Nonqualified Stock Option Plan.

         Proposals 2 and 3: Amendments to Plans. In addition, proposals 2 and 3 in the proxy statement seek to increase the number of shares reserved and available for issuance under the Company's 1993 Employee Stock Incentive Plan and Employee Stock Purchase Plan by 1,200,000 and 250,000 shares, respectively. Those increases will be automatically adjusted to 2,400,000 and 500,000 shares, respectively, but will continue to represent the same percentage of outstanding shares.

BOARD RECOMMENDATION

         The Board of Directors continues to recommend votes FOR approval of the amendments to the 1993 Employee Stock Incentive Plan and Employee Stock Purchase Plan and the amendment to the Restated Charter.

THE ANNUAL MEETING

         The 2001 Annual Meeting of Shareholders will be held at 10:00 a.m., local time, on Wednesday, May 2, 2001, at the Pocahontas Foods, USA, Inc. offices located at 7420 Ranco Road, Richmond, Virginia.

VOTING OF PROXIES

         You do not need to take further action if you have already voted and do not desire to change your vote. Another proxy form is included with this letter to use if you have not voted or desire to change your vote. Further information on voting and revocation of proxies is provided on page one of the proxy statement previously sent to you.